Exhibit 99.1

Bumble Inc. Announces Third Quarter 2022 Results

Total Revenue Increased 17% to $233 million

Bumble App Revenue Increased 28% to $181 million

Bumble App Paying Users Increased 36% to 2.1 million; Grew 164,000 Quarter Over Quarter

Net Earnings of $26 million; Adjusted EBITDA of $62 million

AUSTIN, Texas, November 9, 2022 - Bumble Inc. (NASDAQ: BMBL), the parent company of Bumble, Badoo, and Fruitz, today reported financial results for the third quarter ended September 30, 2022.

"Our third quarter results support our view that love and connection are fundamental and enduring human needs,” said Whitney Wolfe Herd, Founder and CEO of Bumble Inc. “We continue to see resilient usage and engagement trends across our family of apps. Bumble App continued to gain share across most major markets while driving record paying user additions and we also made encouraging progress with Badoo. We remain confident that we are well positioned to capitalize on the long term-opportunity ahead of us."

Third Quarter 2022 Financial and Operational Highlights:

(All comparisons relative to the Third Quarter 2021)

•
Total Revenue increased 16.8% to $232.6 million, compared to $199.1 million. This includes an unfavorable impact of $14.0 million from foreign currency movements year over year.
o
Bumble App Revenue grew 27.9% to $180.6 million. This includes an unfavorable impact of $7.0 million from foreign currency movements year over year.
o
Badoo App and Other Revenue declined 10.2% to $52.0 million. This includes an unfavorable impact of $7.0 million from foreign currency movements year over year.
•
Total Paying Users increased to 3.3 million, compared to 2.9 million.
•
Total Average Revenue per Paying User ("ARPPU") increased to $22.96, compared to $22.81.
•
Net earnings was $26.4 million or 11.4% of revenue, compared to net loss of $10.4 million, or (5.2)% of revenue.
•
Adjusted EBITDA was $61.8 million, or 26.6% of revenue, compared to $54.5 million, or 27.4% of revenue.

“Our business continued to perform well, even as the macro environment became more challenging,” said Anu Subramanian, Chief Financial Officer of Bumble Inc. “We delivered solid top-line growth, while exceeding our adjusted EBITDA outlook in the third quarter. We will continue to operate with discipline as we strive to deliver profitable long-term growth for our shareholders.”

Key Operating Metrics:

The following metrics were calculated excluding paying users and revenue generated from Fruitz. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
Key Operating Metrics
Bumble App Paying Users	2,088.1	1,532.6
Badoo App and Other Paying Users	1,202.2	1,333.4
Total Paying Users	3,290.3	2,866.0
Bumble App Average Revenue per Paying User	$28.84	$30.71
Badoo App and Other Average Revenue per Paying User	$12.75	$13.73
Total Average Revenue per Paying User	$22.96	$22.81

Balance Sheet:

As of September 30, 2022, total cash and cash equivalents were $365.1 million and total debt was $626.0 million.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook:

The company anticipates total revenue and adjusted EBITDA for the fourth quarter ending December 31, 2022 to be:

Fourth quarter 2022:

•
Total Revenue in the range of $232 million to $237 million, which includes:
o
An estimated unfavorable impact of $16 million from foreign currency movements, an increase of $6 million since the prior earnings call.
o
Impact from the conflict in Ukraine of $5 million, primarily in Badoo App and Other Revenue.
•
Bumble App Revenue of $184 million to $187 million. This includes an estimated unfavorable impact of $9 million from foreign currency movements, an increase of $4 million since the prior earnings call.
•
Adjusted EBITDA in the range of $57 million to $59 million.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

With regards to the adjusted EBITDA outlook provided above, a reconciliation to GAAP net earnings (loss) has not been provided as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Revision of Previously Issued Financial Statements:

Certain prior period amounts included in this release have been revised. During the current reporting period, the Company identified certain prior period adjustments, including with respect to the recognition and presentation of debt issuance costs and refunds from third-party aggregators, for the 2020 annual financial statements, 2021 quarterly and annual financial statements and quarterly financial statements for the three months ended June 30, 2022 and March 31, 2022. These revisions were not material to the prior periods and do not affect the ongoing operations of the Company or adjusted EBITDA. A quantification of the impact of these adjustments on each financial statement line item will be included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its third quarter 2022 financial results at 4:30 p.m. Eastern Time today, November 9, 2022. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User is calculated based on Total Revenue in any measurement period, excluding any revenue generated from Fruitz, advertising and partnerships or affiliates, divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app subscription plan and/or in-app purchases on Bumble app in the relevant period.

Bumble App Paying User is a user that has purchased or renewed a Bumble subscription plan and/or made an in-app purchase on the Bumble app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Bumble App Average Revenue per Paying User is calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.

Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.

Badoo App and Other Paying User is a user that has purchased or renewed a subscription plan and/or made an in-app purchase on the Badoo app in a given month (or made a purchase on one of our other apps that we owned and operated in a given month (excluding Fruitz), or purchase on other third-party apps that used our technology in the relevant period). We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Badoo App and Other Average Revenue per Paying User is calculated based on Badoo App and Other Revenue in any measurement period, excluding any revenue generated from Fruitz, advertising and partnerships or affiliates, divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. These measures include: adjusted EBITDA, adjusted EBITDA margin, free cash flow and free cash flow conversion. We believe adjusted EBITDA and adjusted EBITDA margin provide visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest (income) expense, depreciation and amortization, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense and impairment loss, as management does not believe these expenses are representative of our core earnings. In addition to adjusted EBITDA and adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysis, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest (income) expense, depreciation and amortization, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business and tax receivable agreement liability remeasurement (benefit) expense and impairment loss.

Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, and on our business and other non-historical statements, including without limitation the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•
our ability to retain existing users or attract new users and to convert users to paying users
•
competition and changes in the competitive landscape of our market
•
our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•
the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•
the continued development and upgrading of our technology platform and our ability to adapt to rapid technological developments and changes in a timely and cost-effective manner
•
our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•
our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•
foreign currency exchange rate fluctuations
•
risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•
the impact of current developments in Russia, Ukraine and surrounding countries on our business and users, including the impact of our decision to discontinue our operations in Russia and remove our apps from the Apple App Store and Google Play Store in Russia and Belarus
•
affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•
the outsized voting rights of affiliates of Blackstone and our Founder
•
the inability to attract hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•
changes in business or macroeconomic conditions, including the impact of the Coronavirus Disease 2019 ("COVID-19") (and other widespread health emergencies or pandemics) and measures taken in response, lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, political unrest, armed conflicts or natural disasters

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2022, as such factors may be updated from time to time in our subsequent filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Badoo, and Fruitz. The Bumble platform enables people to connect and build equitable and healthy relationships. Founded by CEO Whitney Wolfe Herd in 2014, Bumble was one of the first dating apps built with women at the center and connects people across dating (Bumble Date), friendship (Bumble BFF) and professional networking (Bumble Bizz). Badoo, which was founded in 2006, is one of the pioneers of web and mobile dating products. Fruitz, founded in 2017, encourages open and honest communication of dating intentions through playful fruit metaphors. For more information about Bumble, please visit www.bumble.com and follow @Bumble on social platforms.

Source: Bumble Inc.

Investor Contact

ir@team.bumble.com

Media Contact

press@team.bumble.com

Bumble Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$365,105	$369,175
Accounts receivable, net of allowances	56,524	47,538
Other current assets	30,384	52,751
Total current assets	452,013	469,464
Right-of-use assets	19,784	26,410
Property and equipment, net	12,973	14,627
Goodwill	1,576,266	1,540,112
Intangible assets, net	1,673,776	1,696,798
Deferred tax assets, net	23,106	19,572
Other noncurrent assets	34,920	10,013
Total assets	$3,792,838	$3,776,996
LIABILITIES AND BUMBLE INC. SHAREHOLDERS’ / BUZZ HOLDINGS L.P. OWNERS’ EQUITY
Accounts payable	$10,504	$19,169
Deferred revenue	45,253	39,924
Accrued expenses and other current liabilities	78,477	111,482
Current portion of long-term debt, net	5,750	5,750
Total current liabilities	139,984	176,325
Long-term debt, net	620,239	623,231
Deferred tax liabilities, net	9,398	—
Payable to related parties pursuant to a tax receivable agreement	388,980	388,780
Other long-term liabilities	72,288	119,246
Total liabilities	1,230,889	1,307,582
Commitments and contingencies
Bumble Inc. Shareholders’ / Buzz Holdings L.P. Owners’ Equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 129,645,692 and 129,212,949 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively)	1,297	1,292
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively)	—	—
Additional paid-in capital	1,659,765	1,586,781
Accumulated deficit	(29,656)	(60,480)
Accumulated other comprehensive income	63,832	80,360
Total Bumble Inc. shareholders’ / Buzz Holdings L.P. owners’ equity	1,695,238	1,607,953
Noncontrolling interests	866,711	861,461
Total shareholders’ / owners’ equity	2,561,949	2,469,414
Total liabilities and shareholders’ / owners’ equity	$3,792,838	$3,776,996

Bumble Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share / unit information)

(Unaudited)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Revenue	$232,639	$199,147	$661,875	$553,865
Operating costs and expenses:
Cost of revenue	64,581	55,265	181,702	151,597
Selling and marketing expense	64,316	55,105	180,628	151,654
General and administrative expense	29,815	45,726	107,636	215,631
Product development expense	25,828	24,231	73,479	84,197
Depreciation and amortization expense	19,755	27,022	73,835	80,882
Total operating costs and expenses	204,295	207,349	617,280	683,961
Operating earnings (loss)	28,344	(8,202)	44,595	(130,096)
Interest income (expense)	(6,866)	(5,676)	(18,446)	(18,861)
Other income (expense), net	6,545	3,773	24,729	7,489
Income (loss) before income taxes	28,023	(10,105)	50,878	(141,468)
Income tax benefit (provision)	(1,618)	(280)	(5,756)	437,122
Net earnings (loss)	26,405	(10,385)	45,122	295,654
Net earnings (loss) attributable to noncontrolling interests	8,342	(3,052)	14,298	(26,603)
Net earnings (loss) attributable to Bumble Inc. shareholders / Buzz Holdings L.P. owners	$18,063	$(7,333)	$30,824	$322,257
Net earnings (loss) per share / unit attributable to Bumble Inc. shareholders / Buzz Holdings L.P. owners
Basic earnings (loss) per share / unit	$0.14	$(0.06)	$0.24	$1.57
Diluted earnings (loss) per share / unit	$0.14	$(0.06)	$0.23	$1.53

Bumble Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Cash flows from operating activities:
Net earnings (loss)	$26,405	$(10,385)	$45,122	$295,654
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	19,755	27,022	73,835	80,882
Impairment loss	—	—	4,388	—
Loss on extinguishment of long term debt	—	—	—	3,398
Changes in fair value of interest rate swaps	(4,774)	(46)	(18,404)	(2,789)
Changes in fair value of contingent earn-out liability	(27,004)	5,221	(46,399)	77,659
Changes in fair value of investments in equity securities	(38)	—	(38)	—
Non-cash lease expense	1,106	1,390	3,479	4,247
Deferred income tax	(2,608)	30	(6,501)	(443,096)
Stock-based compensation expense	37,175	23,763	77,179	99,502
Net foreign exchange difference	(8,878)	556	(14,413)	(2,257)
Other, net	(1,245)	317	(1,140)	3,727
Changes in assets and liabilities:
Accounts receivable	(1,433)	20,784	(5,176)	(4,954)
Other current assets	(815)	155	20,261	(5,284)
Accounts payable	(684)	(4,508)	(9,841)	(13,124)
Deferred revenue	782	1,713	4,679	7,773
Legal liabilities	(10)	(8,004)	(7,130)	(45,631)
Accrued expenses and other current liabilities	(681)	(4,095)	(38,088)	(35,721)
Other, net	(51)	317	(44)	271
Net cash provided by (used in) operating activities	37,002	54,230	81,769	20,257
Cash flows from investing activities:
Capital expenditures	(3,262)	(3,836)	(11,311)	(9,388)
Acquisition of business, net of cash acquired	—	—	(69,720)	—
Other, net	—	28	—	31
Net cash provided by (used in) investing activities	(3,262)	(3,808)	(81,031)	(9,357)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	—	—	—	2,358,371
Payments to purchase and retire common stock	—	—	—	(1,018,365)
Purchase of Common Units from Pre-IPO Common Unitholders in the initial public offering	—	—	—	(973,289)
Withholding tax paid on behalf of employees on stock-based awards	(1,158)	(9,338)	(7,352)	(9,338)
Proceeds from exercise of options	—	545	—	545
Repayment of term loan	(1,438)	(1,438)	(4,313)	(205,000)
Net cash provided by (used in) financing activities	(2,596)	(10,231)	(11,665)	152,924
Effects of exchange rate changes on cash and cash equivalents	6,100	(637)	13,641	(535)
Net increase (decrease) in cash and cash equivalents	37,244	39,554	2,714	163,289
Cash and cash equivalents, beginning of the period	334,645	252,021	369,175	128,286
Cash and cash equivalents and restricted cash, end of the period	371,889	291,575	371,889	291,575
Less restricted cash	6,784	—	6,784	—
Cash and cash equivalents, end of the period	$365,105	$291,575	$365,105	$291,575

Bumble Inc.

Reconciliation of GAAP to NON-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By (Used in) Operating Activities to Free Cash Flow

(In thousands, except percentages)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net earnings (loss)	$26,405	$(10,385)	$45,122	$295,654
Add back:
Income tax (benefit) provision	1,618	280	5,756	(437,122)
Interest (income) expense	6,866	5,676	18,446	18,861
Depreciation and amortization	19,755	27,022	73,835	80,882
Stock-based compensation expense	37,175	23,763	77,179	99,502
Employer costs related to stock-based compensation (1)	431	2,438	1,628	2,438
Litigation costs, net of insurance reimbursements (2)	249	2,019	4,089	3,794
Foreign exchange (gain) loss (3)	(1,551)	(2,011)	(6,050)	(6,042)
Changes in fair value of interest rate swaps(4)	(4,774)	(46)	(18,404)	(2,789)
Transaction and other costs(5)	2,705	2,208	6,869	21,630
Changes in fair value of contingent earn-out liability	(27,004)	5,221	(46,399)	77,659
Changes in fair value of investments in equity securities	(38)	(14)	(38)	(333)
Tax receivable agreement liability remeasurement benefit (6)	—	(1,687)	—	(1,687)
Impairment loss (7)	—	—	4,388	—
Adjusted EBITDA	$61,837	$54,484	$166,421	$152,447
Net earnings (loss) margin(8)	11.4%	(5.2)%	6.8%	53.4%
Adjusted EBITDA margin	26.6%	27.4%	25.1%	27.5%

Net cash provided by (used in) operating activities	$37,002	$54,230	$81,769	$20,257
Less:
Capital expenditures	(3,262)	(3,836)	(11,311)	(9,388)
Free cash flow	$33,740	$50,394	$70,458	$10,869
Operating cash flow conversion	140.1%	(522.2)%	181.2%	6.9%
Free cash flow conversion	54.6%	92.5%	42.3%	7.1%

(1)
Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(2)
Represents certain litigation costs and insurance proceeds associated with pending litigations or settlements of litigation.
(3)
Represents foreign exchange (gain) loss due to foreign currency transactions.
(4)
Represents fair value gain on interest rate swaps.
(5)
Represents transaction costs related to acquisitions and our offerings (IPO, the Reorganization and the secondary offering) such as legal, accounting, advisory fees and other related costs. Amount for the nine months ended September 30, 2021 also includes a loss on debt extinguishment related to the repayment of $200.0 million under the Incremental Term Loan Facility. Amounts for 2022 also include employee-related restructuring costs directly associated with our decision to discontinue our operations in Russia including severance benefits, relocation and advisory fees.
(6)
Represents changes in tax receivable agreement liability due to tax rate changes and unrelated to exchanges of Common Units for Class A shares.
(7)
Represents impairment loss of a right-of-use asset related to our Moscow office.
(8)
Net earnings margin for the nine months ended September 30, 2021 includes a $441.5 million tax benefit related to the reversal of a deferred tax liability due to a restructuring of the Company’s international operations.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Cost of revenue	$807	$808	$2,726	$3,019
Selling and marketing expense	3,779	2,545	4,547	10,186
General and administrative expense	23,080	11,287	45,627	49,155
Product development expense	9,509	9,123	24,279	37,142
Total stock-based compensation expense	$37,175	$23,763	$77,179	$99,502

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Cost of revenue GAAP	$64,581	$55,265	$181,702	$151,597
Stock-based compensation expense	(807)	(808)	(2,726)	(3,019)
Payroll tax expense related to stock-based compensation	(22)	(117)	(84)	(117)
Transaction and other costs	14	—	(125)	—
Cost of revenue non-GAAP	$63,766	$54,340	$178,767	$148,461

(In thousands)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Selling and marketing expense GAAP	$64,316	$55,105	$180,628	$151,654
Stock-based compensation expense	(3,779)	(2,545)	(4,547)	(10,186)
Payroll tax expense related to stock-based compensation	(27)	(334)	(197)	(334)
Transaction and other costs	—	—	(34)	(11)
Selling and marketing expense non-GAAP	$60,510	$52,226	$175,850	$141,123

(In thousands)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
General and administrative expense GAAP	$29,815	$45,726	$107,636	$215,631
Changes in fair value of contingent earn-out liability	27,004	(5,221)	46,399	(77,659)
Litigation costs, net of insurance proceeds	(249)	(2,019)	(4,089)	(3,794)
Stock-based compensation expense	(23,080)	(11,287)	(45,627)	(49,155)
Payroll tax expense related to stock-based compensation	(113)	(699)	(470)	(699)
Transaction and other costs	(2,882)	(2,208)	(5,657)	(18,221)
Impairment loss	—	—	(4,388)	—
General and administrative expense non-GAAP	$30,495	$24,292	$93,804	$66,103

(In thousands)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Product development expense GAAP	$25,828	$24,231	$73,479	$84,197
Stock-based compensation expense	(9,509)	(9,123)	(24,279)	(37,142)
Payroll tax expense related to stock-based compensation	(269)	(1,288)	(877)	(1,288)
Transaction and other costs	163	—	(1,053)	—
Product development expense non-GAAP	$16,213	$13,820	$47,270	$45,767

(In thousands)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Total costs and expenses GAAP	$204,295	$207,349	$617,280	$683,961
Depreciation and amortization expense	(19,755)	(27,022)	(73,835)	(80,882)
Changes in fair value of contingent earn-out liability	27,004	(5,221)	46,399	(77,659)
Litigation costs, net of insurance proceeds	(249)	(2,019)	(4,089)	(3,794)
Stock-based compensation expense	(37,175)	(23,763)	(77,179)	(99,502)
Payroll tax expense related to stock-based compensation	(431)	(2,438)	(1,628)	(2,438)
Transaction and other costs	(2,705)	(2,208)	(6,869)	(18,232)
Impairment loss	—	—	(4,388)	—
Total costs and expenses non-GAAP	$170,984	$144,678	$495,691	$401,454